Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	General Electric Capital Corporation

Address of Joint Filer:	901 Main Avenue
Norwalk, Connecticut 06851

Relationship of Joint Filer to Issuer:	Other (1)

Issuer Name and Ticker or Trading Symbol:	ValueVision Media, Inc. (VVTV)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	11/14/2014

Designated Filer:	GE Capital Equity Investments, Inc.

Signature:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Patrick Kocsi
	Name:	Patrick Kocsi
	Title:	Attorney-in-fact

November 18, 2014
Date

(1)  GE Capital Equity Investments, Inc. is a subsidiary of General Electric Capital Corporation, which is a subsidiary General Electric Company.  General Electric Capital Corporation disclaims beneficial ownership of all securities reported on this Form except to the extent of its pecuniary interest.

Joint Filer Information

Name of Joint Filer:	General Electric Company

Address of Joint Filer:	3135 Easton Turnpike
Fairfield, Connecticut 06828

Relationship of Joint Filer to Issuer:	Other (1)

Issuer Name and Ticker or Trading Symbol:	ValueVision Media, Inc. (VVTV)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	11/14/2014

Designated Filer:	GE Capital Equity Investments, Inc.

Signature:

GENERAL ELECTRIC COMPANY

By:	/s/ Patrick Kocsi
	Name:	Patrick Kocsi
	Title:	Attorney-in-fact

November 18, 2014
Date

(1)  GE Capital Equity Investments, Inc. is a subsidiary of General Electric Capital Corporation, which is a subsidiary of General Electric Company.  General Electric Company disclaims beneficial ownership of all equity securities of the Issuer, and the filing of this Form shall not be deemed an admission that General Electric Company is the beneficial owner of any equity securities of the Issuer for the purpose of Section 16 or any other purpose.